EXHIBIT 99.1

News Release

For Release: August 9, 2006	Contact:	William P. Benac
Michael Obertop
636.940.6000

AMERICAN RAILCAR INDUSTRIES, INC. ANNOUNCES CONSTRUCTION OF A NEW
FLEXIBLE RAILCAR MANUFACTURING PLANT AND NEW RAILCAR ORDERS

     St. Charles, MO, August 9th, 2006 — American Railcar Industries, Inc. (“ARI”) [NASDAQ: ARII] today announced that the Company’s board of directors has approved the construction of a new flexible railcar manufacturing plant to be built adjacent to its tank railcar manufacturing plant in Marmaduke Arkansas. The new plant would be capable of producing tank, covered hopper, and intermodal railcars. The Company expects the plant would have an initial capacity to produce 2,500 tank railcars annually, with railcar production expected to begin in early 2008. This new plant would be in addition to the tank railcar expansion currently underway at Marmaduke to increase capacity by 1,000 tank railcars annually. Construction on the new plant is expected to begin in the third quarter of 2006.
     The Company is also pleased to announce that it has signed agreements with two important customers to purchase a total of 2,000 railcars per year from the Company in each of 2008 and 2009. One of these customers has options to purchase up to an additional 2,000 railcars. It is currently anticipated that the railcars for these new orders would be produced at the new plant. These orders represent a significant increase in the Company’s backlog over the 12,790 railcars reported as of June 30, 2006.
About American Railcar Industries, Inc.
     American Railcar Industries, Inc. is a leading North American manufacturer of covered hopper and tank railcars. ARI also repairs and refurbishes railcars, provides fleet management services and designs and manufactures certain railcar and industrial components used in the production of its railcars as well as railcars and non-railcar industrial products produced by others. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services.
Forward Looking Statement Disclaimer
This press release contains statements relating to future business prospects, events and plans that are “forward—looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release. Such statements include, without limitation, statements regarding the anticipated construction schedule for the new plant, the anticipated production capacity of the new plant, estimated future production rates, and any implication that the Company’s backlog may be indicative of future sales. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from the results described in or anticipated by our forward-looking statements. Estimated backlog reflects the total sales attributable to the backlog reported at the end of the particular period as if such backlog were converted to actual sales. Estimated backlog does not reflect potential price increases or decreases under our customer contracts that provide for variable pricing based on changes in the cost of certain raw materials and railcar components or the possibility that contracts may be canceled or railcar delivery dates delayed, and does not reflect the effects of any cancellation or delay of railcar orders that may occur. Construction of the new railcar manufacturing plant and ARI’s ability to timely fulfill the new railcar orders are subject to risks, including without limitation delays, unexpected costs and other risks typically associated with such construction, which could impair or prevent ARI’s ability to satisfy such orders on a timely basis, if at all, and may result in cancellations, customer requests for delays or other costs that could adversely impact the amount of revenue ARI may generate from the new railcar orders or potential future orders. Other potential risks and uncertainties include, among other things: the cyclical nature of the railcar manufacturing business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and railcar components, and delays in the delivery of such raw materials and components; ARI’s ability to maintain relationships with its suppliers of railcar components and raw materials; fluctuations in the supply of components and raw materials ARI uses in railcar manufacturing; the highly competitive nature of the railcar manufacturing industry; the risk of further damage to our primary railcar manufacturing facilities or equipment in Paragould or Marmaduke, Arkansas; our reliance upon a small number of customers that represent a large percentage of our revenues; the variable purchase patterns of our customers and the timing of completion, delivery and acceptance of customer orders; our dependence on key personnel; the risks of labor shortage in light of our recent growth; the risk of lack of acceptance of our new railcar offerings by our customers; and the additional risk factors described in our filings with the Securities and Exchange Commission. ARI expressly disclaims any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.